UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 28, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6041 South Syracuse Way, Suite 315, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 532-1641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities.

On February 28, 2014, Heatwurx, Inc. (the “Company”) completed its $1,000,000 debt financing through the sale of additional notes and warrants (collectively the “Securities”) under the Loan Agreement disclosed in the report on Form 8-K filed by the Company with the Commission on January 9, 2014.  The additional notes were in the aggregate principal amount of $500,000 and were issued with an aggregate of 166,664 warrants to the three investors.  The additional notes bring the total raised under the debt financing to an aggregate of $850,000 in such notes having been sold and 283,329 warrants issued.  The Securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the investors was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission.   Each delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the share and warrant certificates representing the Securities.  Each person was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  No selling commissions or other remuneration was paid in connection with the sale of the Securities.

Item 8.01

Other Events.

On March 1, 2014, the Company commenced a similar non-public offering of notes and warrants up to $3,000,000 which is intended to remain open until December 31, 2014, unless terminated sooner at the option of the Company before all of the notes are sold.  The promissory notes will bear interest at 12% per annum payable monthly, with principal and unpaid interest due and payable on January 6, 2016.  Persons holding promissory notes issued by the Company in prior offerings may convert these notes into the notes and warrants being offered in this new offering.  Each lender in the offering will receive one warrant for each $3.00 loaned.  The three-year warrants will be exercisable immediately at $3.00 per share.  These securities are being offered and will be sold solely to accredited investors without selling commissions.  The proceeds of this offering will be used to satisfy outstanding debt and provide working capital for the Company.

The securities offered in both of these offerings have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: March 5, 2014	By /s/ Allen Dodge
Allen Dodge, Chief Financial Officer

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